UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 30, 2007
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                    Southeastern Bank Financial Corporation
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               (Exact name of registrant as specified in charter)

            Georgia                0-24172              58-2005097
            -------                -------              ----------
         State or other          (Commission          (IRS Employer
        jurisdiction of          File Number)       Identification No.)
         incorporation)

     3530 Wheeler Road, Augusta, GA                                   30909
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        (Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number, including area code  (706) 738-6990
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

     On April 30, 2007, the Compensation Committee of Southeastern Bank Financial Corporation (the "Company") approved, and the parties executed, the following agreements:

     Employment Agreement dated April 30, 2007 between Georgia Bank & Trust Company, a wholly owned subsidiary of the Company (the "Bank"), and Darrell R. Rains.

     Executive Salary Continuation and Participation Agreement dated as of January 1, 2007 between the Bank and R. Daniel Blanton.

     Executive Salary Continuation and Participation Agreement dated as of January 1, 2007 between the Bank and Ronald L. Thigpen.

     The  executives  hold  the following offices with the Company and the Bank:
Mr. Rains--Group Vice President and Chief Financial Officer; Mr. Blanton--President and Chief Executive Officer; and Mr. Thigpen--Executive Vice President and Chief Operating Officer of the Company and the Bank. The material provisions of the agreements listed above are summarized below, and copies of the agreements are filed as exhibits 10.1-10.3 to this Report.

     Employment Agreement with Mr. Rains. On April 30, 2007, the Bank entered into an Employment Agreement with Darrell R. Rains respecting the terms and conditions of his employment as Group Vice President and Chief Financial Officer of the Bank. The Employment Agreement includes provisions contemplating a change in control of the Bank and supersedes the Change in Control Agreement between the Bank and Mr. Rains dated January 3, 2006. The Employment Agreement is for an initial term of three years commencing January 1, 2007 and may be extended by the Compensation Committee by an additional year with the passage of each year of employment.

     Mr. Rains will receive an initial base salary of $145,000 under the agreement, which amount is reviewable by the Chief Executive Officer of the Bank at least annually and may be increased based upon Mr. Rains' performance. Pursuant to the Employment Agreement, Mr. Rains is entitled to an annual incentive award in an amount to be determined by the Compensation Committee. Mr. Rains is also provided with the use of an automobile and term life insurance coverage providing a death benefit of no less than $250,000. Mr. Rains is eligible to receive such other benefits as may be available to similarly situated executives of the Bank.

     If Mr. Rains' employment is terminated by the Bank without cause he will be entitled to continue to receive an amount equal to one-twelfth of his annual base salary and average bonus earned during the last three years in monthly installments for the remaining term of the Agreement. In the event that Mr. Rains' employment is terminated as a result of his permanent disability, the Bank will continue to pay him his base salary for six months or until he begins receiving payments under the Bank's long-term disability policy, whichever occurs first.

     In the event Mr. Rains' employment is terminated under certain conditions following a change in control, he will be entitled to receive an amount equal to two times the sum of his annual base salary then in effect plus an amount equal to his average bonus earned during the last three years payable in monthly installments over the two-year-period following his termination.

In the event the payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Rains is entitled to receive an additional payment designed to compensate him for the amount of the excise tax.

     If Mr. Rains' employment is terminated by the Bank without cause or he resigns under certain conditions following a change in control he will also be entitled to reimbursement for continuing medical coverage for the lesser of 18 months or the period in which he is eligible for COBRA continuation coverage.

     The Employment Agreement provides that, during Mr. Rains' employment and for one year following his termination by the Bank without cause or resignation for any reason other than disability, he will not compete with the Bank within a 35-mile radius of the principal office of the Bank. During his employment and for two years following his termination for any reason other than disability or expiration of the term of the Employment Agreement, Mr. Rains will not solicit, on his own behalf or others, any employees or customers to any competing business. In addition, the Employment Agreement contains covenants by the executive regarding confidentiality of Bank information.

     Salary Continuation Agreements. As of January 1, 2007, the Bank entered into Executive Salary Continuation and Participation Agreements with R. Daniel Blanton and with Ronald L. Thigpen respecting their participation in the Non-Qualified Defined Benefit Plan sponsored by the Bank. Pursuant to each agreement, the Bank will pay the executive or his designated beneficiary an annual retirement benefit in the amount of $40,000 each year for the twenty-year period following his termination of employment if he remains employed by the Bank until his retirement on or after reaching age 65. These agreements are supplemental to similar agreements already in effect between the Bank and each of the executives, which are described in the Company's proxy statement for its 2007 Annual Meeting of Shareholders as filed with the Securities and Exchange Commission on March 22, 2007.

     Pursuant to each agreement, if the executive dies or becomes disabled while employed by the Bank, but prior to reaching age 65, the Bank will pay him or his designated beneficiary a reduced amount specified in the agreement based upon the date of the occurrence of such event. Each executive will forfeit his benefit under the agreement if he voluntarily resigns before reaching age 55 or if the Bank terminates him for reasonable cause before he reaches age 65. If he voluntarily resigns after reaching age 55 but before he turns 65, he will receive a reduced benefit based upon the date he resigns. If the Bank terminates either executive's employment before he reaches age 65 for any reason other than reasonable cause, or undertakes any action designed to induce his termination, he will be entitled to the full annual retirement benefit. Upon a change in control, each executive will be entitled to his full annual retirement benefit, which obligation shall remain with the Bank and its successors regardless of the change in control or his continued employment.

     Each Executive Salary Continuation and Participation Agreement provides that, if the executive competes with the Bank within a 50-mile radius of any banking location of the Bank or its affiliates, other than following a change in control or termination other than for reasonable cause prior to age 65, it may terminate his right to receive any benefit under the agreement and it may cease payment of any benefit he may be receiving at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      SOUTHEASTERN BANK FINANCIAL CORPORATION



DATE:  May 4, 2007              By:   /s/ Ronald L. Thigpen
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                                      Ronald L. Thigpen
                                      Executive Vice President and
                                      Chief Operating Officer

Item 9.01.    Financial Statements and Exhibits

     Exhibit No.         Description
     -----------         -----------

     10.1 Employment Agreement dated April 30, 2007 between Georgia Bank & Trust Company and Darrell R. Rains

     10.2 Executive Salary Continuation and Participation Agreement dated as of January 1, 2007 between Georgia Bank & Trust Company and R. Daniel Blanton.

     10.3 Executive Salary Continuation and Participation Agreement dated as of January 1, 2007 between Georgia Bank & Trust Company and Ronald L. Thigpen